Exhibit 99.1

Renewable Energy Group Reports First Quarter 2021 Financial Results
Q1 2021 Highlights

•134 million gallons of fuel sold
•99 million gallons of fuel produced
•Revenues of $540 million
•Net income available to common stockholders of $39 million, or $0.88 per diluted share
•Adjusted EBITDA of $56 million
•Raised $385 million in gross proceeds from equity sale
•Safely completed scheduled turnaround at the Geismar biorefinery on time and on budget
•Carbon reduction from REG-produced fuels in the quarter of over eight hundred thousand metric tons

Ames, IA, May 3, 2021 - Renewable Energy Group, Inc. (“REG” or the “Company”) (NASDAQ: REGI) today announced its financial results for the first quarter ended March 31, 2021.

Revenues for the first quarter were $540 million on 134 million gallons of fuel sold. Net income available to common stockholders was $39 million in the first quarter of 2021, compared to $73 million in the first quarter of 2020. Adjusted EBITDA in the first quarter was $56 million, compared to $89 million in the first quarter of 2020 which included a $54 million risk management gain.

"We are pleased with the strong financial performance in the first quarter," said Cynthia (CJ) Warner, President and Chief Executive Officer. "There was significant volatility, as we saw both feedstock and RIN prices rise rapidly. Strong operations and commercial optimization within this dynamic market environment enabled us to deliver exceptional financial results well in excess of our guidance."

Warner added that, "We continue to see signals for growing demand for lower carbon fuels and believe we are well positioned to help drive the energy transition and deliver additional value for our customers and shareholders."

First Quarter 2021 Highlights
All figures refer to the quarter ended March 31, 2021, unless otherwise noted. All comparisons are to the quarter ended March 31, 2020, unless otherwise noted.
The table below summarizes REG’s financial results for the first quarter of 2021.

REG Q1 2021 Results
(dollars and gallons in thousands, except per gallon data)
	Q1 2021	Q1 2020	Y/Y Change

Market Data
NYMEX ULSD average price per gallon	$1.75	$1.54	13.6%
D4 RIN average price per credit	$1.19	$0.46	158.7%
CBOT Soybean oil average price per gallon	$3.61	$2.26	59.7%
HOBO + 1.5xRIN average price per gallon (1)	$0.92	$0.97	(5.2)%

Gallons sold	134,208	139,771	(4.0)%

GAAP
Total revenues	$539,744	$472,957	14.1%
Risk management gain (loss)	$(1,791)	$53,522	N/M
Operating income	$41,803	$78,076	(46.5)%
Net income available to common stockholders	$38,583	$73,158	(47.3)%

Non-GAAP
Adjusted EBITDA[2]	$56,055	$88,730	(36.8)%
    (1) HOBO = HO NYMEX + $1.00 BTC - ((CBOT SBO $/lb)/100 x 7.5)
     HOBO + RINs = HOBO + 1.5 x D4 RIN as quoted by the Oil Price Information Service.
(2) See table below for reconciliation of Adjusted EBITDA to GAAP measure

REG sold 134 million gallons of fuel, a decrease of 4%. Self-produced renewable diesel sales were down 4 million gallons, as a result of the Company's planned 31-day turnaround at the Geismar, Louisiana renewable diesel facility. Gallons sold of self-produced biodiesel decreased by 4 million, driven by COVID related market disruptions in Europe. Third party renewable diesel sales increased 6 million gallons while petroleum diesel sales decreased 4 million gallons as we continued to optimize our sales mix.
REG produced 99 million gallons of biodiesel and renewable diesel, a decline of 22 million gallons. Renewable diesel production decreased 8 million gallons as a result of the planned turnaround cited above. European biodiesel production decreased 3 million gallons due to the COVID-related market disruptions as noted above, and North American biodiesel production decreased 11 million gallons, due in part to unplanned downtime caused by extreme cold in Houston and the Midwest, as well as production scheduling choices made to optimize margins.
Revenues increased from $473 million to $540 million, largely driven by higher selling prices realized from a combination of a 159% increase in D4 RIN prices and a 14% increase in ULSD prices year over year.
Gross profit was $74 million, or 14% of revenues, compared to gross profit of $106 million, or 22% of revenues. The decline in gross profit as a percentage of revenue was driven primarily by a $55 million swing in risk management, as the Company recognized a $54 million gain in risk management in the first quarter of 2020 largely due to the COVID related historic drop in ULSD prices compared to a $2 million risk management loss in the first quarter of 2021. Increased feedstock costs also had a significant impact on gross profit, as weighted average feedstock costs used in production increased $0.72 per gallon year over year. These declines were partially offset by higher average selling prices and a $14 million increase in gross profit for separated RINs driven by higher average D4 RIN prices.
Operating income was $42 million compared to $78 million, with the decrease driven by the same factors as those described above for gross profit. Selling, general and administrative costs were up $4 million, while remaining flat as a percentage of revenues.
GAAP net income available to common stockholders was $39 million, or $0.88 per share on a fully diluted basis, compared to GAAP net income available to common stockholders of $73 million, or $1.67 per share on a fully diluted basis, in the first quarter of 2020. The differential drivers are the same as those described above for operating income and gross profit.
Adjusted EBITDA was $56 million compared to $89 million, with the decrease resulting from the same factors as described above.
At March 31, 2021, REG had cash and cash equivalents, restricted cash, and marketable securities (including long-term marketable securities) of $611 million, an increase of $253 million from December 31, 2020. The increase in cash and cash equivalents is primarily due to the $365 million in funding, net of fees, from the Company's recent equity raise, the proceeds of which are intended to be used for the expansion of the Geismar facility, other investments and working capital.
At March 31, 2021, accounts receivable were $130 million, a decrease of $14 million from December 31, 2020 and accounts payable were $111 million, a decrease of $22 million from December 31, 2020. The value of the Company's inventory increased $81 million in the quarter, to $290 million.
Reconciliation of Non-GAAP Measures

The Company uses earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for Company executives.

The following table sets forth Adjusted EBITDA for the periods presented, as well as a reconciliation to net income (loss) from continuing operations determined in accordance with GAAP:

	Three months ended March 31, 2021	Three months ended March 31, 2020
(In thousands)
Net income from continuing operations	$39,222	$74,667
Adjustments:
Income tax expense	1,633	1,331
Interest expense	1,117	2,946
Depreciation	10,915	8,934
Amortization of intangible and other assets	671	353
EBITDA	53,558	88,231
(Gain) loss on debt extinguishment	1,922	(1,172)
Interest income	(1,312)	—
Other income, net	(779)	304
Impairment of assets	822	—
Stock compensation	1,844	1,367
Adjusted EBITDA	$56,055	$88,730

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect cash expenditures or the impact of certain cash charges that the Company considers not to be an indication of ongoing operations;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
•Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although the Company has excluded it as an expense when evaluating our operating performance; and
•Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.
About Renewable Energy Group
Renewable Energy Group, Inc. (NASDAQ: REGI) is leading the energy industry's transition to sustainability by transforming renewable resources into high quality, cleaner fuels. REG is one of North America’s largest producers of biodiesel and an industry leading producer of renewable diesel. REG solutions are alternatives for petroleum diesel and produce significantly lower carbon emissions. REG utilizes a global integrated procurement, distribution and logistics network to operate 12 biorefineries in the U.S. and Europe. In 2020, REG produced 519 million gallons of cleaner fuel delivering over 4.2 million metric tons of carbon reduction. REG is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.

Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding market conditions, industry trends and demand, sales mix and optimization, use of proceeds from the equity raise, and the planned expansion of the Geismar facility. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s inability to obtain the capital needed to complete the expansion project, cost overruns and construction delays, the inability to obtain governmental permits and third party easements required or necessary to initiate or complete the expansion project, the potential impact of COVID-19 on our business and operations; the Company's financial performance, including revenues, cost of revenues and operating expenses; changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2 in the United States, renewable fuel policies in Canada and Europe, and state level programs such as California's Low Carbon Fuel Standard; availability of federal and state governmental tax incentives and incentives for bio-based diesel production; changes in the spread between bio-based diesel prices and feedstock costs; the availability, future price, and volatility of feedstocks; the availability, future price and volatility of petroleum and products derived from petroleum; risks associated with fire, explosions, leaks and other natural disasters at our facilities; any disruption of operations at our Geismar renewable diesel refinery (which would have a disproportionately adverse effect on our profitability); the unexpected closure of any of our facilities; the effect of excess capacity in the bio-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the bio-based diesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; potential failure to comply with government regulations; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of bio-based diesel production or the development of energy alternatives to bio-based diesel; our ability to successfully implement our acquisition strategy; the Company's ability to retain and recruit key personnel; the Company's indebtedness and its compliance, or failure to comply, with restrictive and financial covenants in its various debt agreements; risk management transaction, and other risks and uncertainties described in REG's annual report on Form 10-K for the year ended December 31, 2020 and subsequently filed Form 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Company: Renewable Energy Group, Inc. Todd Robinson Deputy Chief Financial Officer and Treasurer +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
(in thousands, except share and per share amounts)

	Three months ended
	March 31, 2021	March 31, 2020
REVENUES:
Biomass-based diesel sales	$479,495	$406,398
Biomass-based diesel government incentives	60,249	66,447
	539,744	472,845
Other revenue	—	112
	539,744	472,957

COSTS OF GOODS SOLD	465,942	367,396
GROSS PROFIT	73,802	105,561
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	31,177	27,485
IMPAIRMENT OF PROPERTY, PLANT AND EQUIPMENT	822	—
INCOME FROM OPERATIONS	41,803	78,076
OTHER EXPENSE, NET	(948)	(2,078)
INCOME BEFORE INCOME TAXES	40,855	75,998
INCOME TAX EXPENSE	(1,633)	(1,331)
NET INCOME	$39,222	$74,667

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$38,583	$73,158
Basic net income per share available to common stockholders:
Net income per share	$0.95	$1.88
Diluted net income per share available to common stockholders
Net income per share	$0.88	$1.67
Weighted-average shares used to compute basic net income per share available to common stockholders:
Basic	40,425,593	38,979,057
Weighted-average shares used to compute diluted net income per share available to the common stockholders:
Diluted	43,661,568	43,692,155

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020
(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$335,789	$84,441
Marketable securities	129,047	149,521
Accounts receivable, net	129,547	143,475
Inventories	290,013	209,361
Prepaid expenses and other assets	77,757	67,657
Restricted cash	3,746	3,777
Total current assets	965,899	658,232
Long-term marketable securities	142,023	120,022
Property, plant and equipment, net	594,895	594,796
Right of use assets	36,479	28,840
Goodwill	16,080	16,080
Intangible assets, net	10,326	10,708
Other assets	39,174	32,720
TOTAL ASSETS	$1,804,876	$1,461,398
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$28,814	$50,088
Current maturities of operating lease obligations	16,061	14,581
Accounts payable	110,858	132,938
Accrued expenses and other liabilities	29,406	34,875
Deferred revenue	9,224	13,488
Total current liabilities	194,363	245,970
Deferred income taxes	6,443	6,607
Long-term debt (net of debt issuance costs of $1,020 and $1,731, respectively)	15,113	15,158
Long-term operating lease obligations	21,104	15,223
Other liabilities	3,932	4,485
Total liabilities	240,955	287,443
COMMITMENTS AND CONTINGENCIES
TOTAL EQUITY	1,563,921	1,173,955
TOTAL LIABILITIES AND EQUITY	$1,804,876	$1,461,398